Exhibit 10.33

NAVIENT CORPORATION 2014 OMNIBUS INCENTIVE PLAN

INDEPENDENT DIRECTOR STOCK OPTION AGREEMENT – 2009

SLM Corporation (“Predecessor SLM”) established the SLM Corporation Directors Equity Plan (the “SLM Plan”).

In connection with the separation (the “Separation”) of the publicly-traded bank holding company pursuant to that certain Separation and Distribution Agreement (the “Separation Agreement”) by and among Predecessor SLM, New BLC Corporation, which entity was renamed as of April 29, 2014 as SLM Corporation (“SLM BankCo”), and Navient Corporation (“NewCo”), SLM BankCo has assumed the SLM Plan.

In connection with the Separation, then outstanding grants under the SLM Plan are required by the terms of the Separation Agreement to be modified and/or canceled and modified and/or new awards granted in respect of the outstanding awards, such grants to be under either or both of the SLM Plan or the Navient Corporation 2014 Omnibus Incentive Plan (the “NewCo Plan”). New grants under the SLM Plan required by the Separation Agreement are being made by the Compensation and Personnel Committee of the Board of Directors of SLM BankCo.

            (the “Optionee”) was granted on May 22, 2009 (the “Original Grant Date”) Net-Settled Stock Options under the SLM Plan (the “Original Grant”).

The Original Grant is hereby canceled.

The Compensation and Personnel Committee of the Board of Directors of NewCo (the “Committee”) hereby grants to Optionee Net-Settled Options (the “Substitute Grant”) under the NewCo Plan with terms and conditions set out below. By agreement of even date herewith Optionee is also receiving in respect of the Original Grant a grant of net-settled options under the SLM Plan.

FOR GOOD AND VALUABLE CONSIDERATION, NewCo, (the “Corporation”) hereby grants to Optionee non-qualified stock options (the “Options”) to purchase any part or all of the number of shares of the Corporation’s $0.01 par value common stock (the “NewCo Common Stock”) specified below, at the Exercise Price per share specified below and upon the terms and conditions set forth in this agreement (“Agreement”) and the NewCo Plan, each as may be amended from time to time. In the event of any conflict between the provisions of this Agreement and the provisions of the NewCo Plan, the terms of the NewCo Plan shall control, except as expressly stated otherwise herein.

Name of Optionee:

Grant Date:	April 30, 2014

Number of Shares covered by Option:

Exercise Price Per Share:	$3.7009

Expiration Date:	May 8, 2018

Exhibit 10.33

NAVIENT CORPORATION 2014 OMNIBUS INCENTIVE PLAN

INDEPENDENT DIRECTOR STOCK OPTION AGREEMENT – 2009

Vesting Schedule:	The Options are vested by reason of the terms and conditions of the Original Grant.

Exercise Right Upon Termination:	Vested Options must be exercised within three years after the date Optionee ceases to be a member of the Board of Directors of NewCo (the “NewCo Board”) or the Expiration Date, whichever occurs first.

Optionee’s being a member of the NewCo Board from and after the Grant Date shall not be treated as a termination upon the Separation under the Original Grant and the Separation shall not be treated as a Change in Control under the SLM Plan or the NewCo Plan.

1.	Definitions. Unless otherwise stated, any capitalized terms not defined herein shall have the meanings as described in the SLM Plan as in effect immediately prior to the Distribution Date (as defined in the Separation Agreement).

2.	Transferability. These Options may not be transferred except as provided herein. All or any part of these Options may be transferred by Optionee by will or by the laws of descent and distribution. In addition, Optionee may transfer all or any part of any Option to “Immediate Family Members” pursuant to a gift (a transfer that is not for value) or a domestic relations order, as defined in the General Instructions to Form S-8 under the Securities Act of 1933. “Immediate Family Members” means children, grandchildren, spouse or common law spouse, siblings or parents of the Optionee or bona fide trusts, partnerships or other entities controlled by and of which all beneficiaries are Immediate Family Members of the Optionee. Any Options that are transferred are further conditioned on the Optionee and the Optionee’s transferees and Immediate Family Members agreeing to abide by the Corporation’s then current stock option transfer guidelines.

3.	Exercise of the Option. These Options shall be exercised only in accordance with the terms of the Plan and this Agreement. Each exercise shall be for no fewer than fifty (50) shares, other than an exercise for all remaining Option shares. Upon exercise of all or part of these Options, the Optionee shall pay the Option Price to the Corporation only in the following manner: either (i) by cash or certified or cashier’s check, (ii) by arrangement with a broker where payment is made pursuant to an irrevocable direction to the broker to sell sufficient Option shares and pay the entire Option Price to the Corporation in cash, or (iii) by delivery of shares of NewCo Common. The value of any such shares delivered as payment of the Option Price shall be such shares’ fair market value as indicated by the price per share of the Corporation’s common stock at the time of exercise. In addition to the exercise methods specified above, the Optionee may exercise Options using a net-settled method under which the Optionee shall receive from the Corporation as a result of any Option exercise the number of shares of common stock resulting from the following formula: the total number of Options exercised less “shares for the option cost”. “Shares for the option cost” equals the option exercise price multiplied by the number of options exercised divided by the Fair Market Value of

Exhibit 10.33

NAVIENT CORPORATION 2014 OMNIBUS INCENTIVE PLAN

INDEPENDENT DIRECTOR STOCK OPTION AGREEMENT – 2009

common stock at the time of exercise, rounded up to the nearest whole share. The Corporation shall pay the option holder in cash the amount, if any, by which the Fair Market Value of the “shares for the option cost” exceeds the option exercise price multiplied by the number of options exercised.

4.	Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given if personally delivered, telefaxed or telecopied to, or, if mailed, when received by, the other party at the following addresses:

If to the Corporation to:

Navient Corporation

Attn: Human Resources, Equity Plan Administration

300 Continental Drive

Newark, DE 19713

If to the Optionee, to the address listed on record.

5.	Board Interpretation. The Optionee hereby agrees to accept as binding, conclusive, and final all decisions and interpretations of the NewCo Board and, where applicable, the Committee, concerning any questions arising under this Agreement or the NewCo Plan.

6.	Amendments for Accounting Charges. The Committee reserves the right to unilaterally amend this Agreement to reflect any changes in applicable law or financial accounting standards.

7.	Securities Law Compliance; Restrictions on Resale’s of Option Shares. The Corporation may impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any exercise of these Options and/or any resales by the Optionee or other subsequent transfers by the Optionee of any shares of NewCo Common Stock issued as a result of the exercise of the Options, including without limitation (a) restrictions under an insider trading policy, (b) restrictions that may be necessary in the absence of an effective registration statement under the Securities Act of 1933, as amended, covering the Options and/or the NewCo Common Stock underlying the Options and (c) restrictions as to the use of a specified brokerage firm or other agent for exercising the Options and/or for such resales or other transfers. The sale of the shares underlying the Options must also comply with other applicable laws and regulations governing the sale of such shares.

8.	Data Privacy. As an essential term of this Option, the Optionee consents to the collection, use and transfer, in electronic or other form, of personal data as described in this Agreement for the exclusive purpose of implementing, administering and managing Optionee’s participation in the NewCo Plan. By entering into this Agreement and accepting the Option, the Optionee acknowledges that the Corporation holds certain personal information about the Optionee, including, but not limited to, name, home address and telephone number, date of birth, social security number or other

Exhibit 10.33

NAVIENT CORPORATION 2014 OMNIBUS INCENTIVE PLAN

INDEPENDENT DIRECTOR STOCK OPTION AGREEMENT – 2009

identification number, salary, tax rates and amounts, nationality, job title, any shares of stock held in the Corporation, details of all options or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding, for the purpose of implementing, administering and managing the NewCo Plan (“Data”). Optionee acknowledges that Data may be transferred to any third parties assisting in the implementation, administration and management of the NewCo Plan, that these recipients may be located in jurisdictions that may have different data privacy laws and protections, and Optionee authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the NewCo Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Optionee or the Corporation may elect to deposit any shares of Common Stock acquired upon exercise of the Option. Optionee acknowledges that Data may be held only as long as is necessary to implement, administer and manage the Optionee’s participation in the NewCo Plan as determined by the Corporation, and that Optionee may request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, provided however, that refusing or withdrawing Optionee’s consent may adversely affect Optionee’s ability to participate in the NewCo Plan.

9.	Electronic Delivery. The Corporation may, in its sole discretion, decide to deliver any documents related to any options granted under the NewCo Plan by electronic means or to request Optionee’s consent to participate in the NewCo Plan by electronic means. Optionee hereby consents to receive such documents by electronic delivery and, if requested, to agree to participate in the NewCo Plan through an on-line or electronic system established and maintained by the Corporation or another third party designated by the Corporation, and such consent shall remain in effect throughout Optionee’s term of service with the Corporation and thereafter until withdrawn in writing by Optionee.

10.	Stockholder Rights. The Optionee shall not be deemed a stockholder of the Corporation with respect to any of the shares of NewCo Common Stock subject to the Options, except to the extent that such shares shall have been purchased and transferred to the Optionee. The Corporation shall not be required to issue or transfer any shares of NewCo Common Stock purchased upon exercise of the Options until all applicable requirements of law have been complied with and such shares shall have been duly listed on any securities exchange on which the NewCo Common Stock may then be listed.

11.	Miscellaneous. In the event that any provision of this Agreement is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, such provision shall be reformed, if possible, to the extent necessary to render it legal, valid and enforceable, or otherwise deleted, and the remainder of this Agreement shall not be affected except to the extent necessary to reform or delete such illegal, invalid or unenforceable provision. The headings in this Agreement are solely for convenience of reference, and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction or effect. The Optionee shall cooperate and take such actions as may be reasonably requested by the Corporation in order to carry out the provisions and purposes of the Agreement. The Optionee is responsible for complying with all laws applicable to Optionee, including federal and state securities reporting laws.

Exhibit 10.33

NAVIENT CORPORATION 2014 OMNIBUS INCENTIVE PLAN

INDEPENDENT DIRECTOR STOCK OPTION AGREEMENT – 2009

The Optionee must contact Merrill Lynch to accept this grant and agree to the terms and conditions in this Agreement, the applicable plan document, any terms and conditions documents and all other applicable documents. By accepting this Agreement, Optionee acknowledges that he or she has received and read, and agrees that these Options shall be subject to this Agreement and the NewCo Plan. At any time, copies of the NewCo Plan may be obtained by contacting Eric Watson at (703) 984-6756.